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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ActivIdentity Corporation
Fremont, California

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-103247, 333-117317, and 333-143681) of ActivIdentity Corporation of our reports dated December 12, 2008, relating to the consolidated financial statements and the effectiveness of ActivIdentity Corporation's internal control over financial reporting, which appear in this Form 10-K.

BDO Seidman, LLP

San Francisco, California
December 12, 2008

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM